Exhibit 10.7

AMENDMENT NO. 1

TO THE

AMENDMENT AND RESTATEMENT OF

THE M.A. HANNA COMPANY

SUPPLEMENTAL RETIREMENT BENEFIT PLAN

PolyOne Corporation hereby adopts this Amendment No. 1 to the Amendment and Restatement of the M.A. Hanna Company Supplemental Retirement Benefit Plan (the “Plan”), effective May 31, 2003. Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.

I.

No Supplemental Employer Contributions or Supplemental Member Contributions will be credited to the Supplemental Retirement Plan Account of any Participant under the Plan for any period after May 31, 2003. However, expenses, gains, losses and earnings will continue to be credited or charged to a Participant’s Supplemental Retirement Plan Account on and after May 31, 2003. The remaining provisions of this Amendment No. 1 to the Plan are intended to implement the foregoing provisions of this paragraph.

II.

Subparagraph P of Paragraph 1 of the Plan is hereby amended by the addition of the following new sentence at the end thereof:

“No Supplemental Employer Contributions will be credited to the Supplemental Retirement Plan Account of any Participant under the Plan for any period after May 31, 2003.”

III.

Subparagraph Q of Paragraph 1 of the Plan is hereby amended by the addition of the following new sentence at the end thereof:

“No Supplemental Member Contributions will be credited to the Supplemental Retirement Plan Account of any Participant under the Plan for any period after May 31, 2003.”

IV.

Subparagraph A of Paragraph 3 of the Plan is hereby amended in its entirety to read as follows:

“A. Each Employer shall (i) calculate for each Plan Year commencing prior to December 31, 2002 and for the partial Plan Year of January 1, 2003 to May 31, 2003 the amount of any and all Company Match Contributions and Retirement Contributions (hereinafter referred to as ‘Supplemental Employer Contributions’) which would have been contributed to the Retirement Plan during such Plan Year but which, due to the Limitations of the Code, cannot be allocated and credited to the Account maintained under the Retirement Plan for a Participant, and (ii) credit the amount of such Supplemental Employer Contributions to the Participant’s Supplemental Retirement Plan Account as hereinafter provided.”

V.

The first sentence of Subparagraph C of Paragraph 3 of the Plan is hereby deleted and the following is substituted therefor:

“Effective prior to May 31, 2003, each Participant (or person who has been notified he is to become a Participant commencing with the first day of the next calendar year) whose contributions to the Retirement Plan are reduced due to Limitations of the Code may, within 30 days after the Plan becomes effective as to him and prior to December 31 of each calendar year thereafter or, for purposes of the 2003 calendar year, until May 31, 2003, by written notice to CEBA on a form provided by it, direct his Employer (i) to reduce (in accordance with rules established by CEBA) his Compensation for the balance of the calendar year in which the Plan becomes effective as to him or for the next succeeding calendar year, or for purposes of the 2003 calendar year, for the period of January 1, 2003 to May 31, 2003, by any or all of the amounts which he could have contributed to the Retirement Plan pursuant to the applicable provisions of the Retirement Plan (calculated for purposes of this Plan without regard to any reduction in the Participant’s Compensation pursuant to this subparagraph C) as Associate Pre-Tax Contributions except for the Limitations of the Code, and (ii) to credit the amount of such Supplemental Member Contributions to the Participant’s Supplemental Retirement Plan Account as hereinafter provided. In no event will Supplemental Member Contributions be credited to the Supplemental Retirement Plan Account of any Participant for any period after May 31, 2003.

VI.

Clause (b) of Subparagraph C of Paragraph 3 of the Plan is hereby amended in its entirety to read as follows:

“(b) Credits (hereinafter referred to as ‘Supplemental Employer Contributions’) equal to the amounts which would have been contributed by the Employers to the Retirement Plan for such Participant, from time to time, as Supplemental Employer Contributions if the Participant’s Supplemental Member Contributions had been properly contributed by him pursuant to the applicable provisions of the Retirement Plan (notwithstanding the Limitations of the Code); provided, however, that in no event will Supplemental Employer Contributions be credited to the Supplemental Retirement Plan Account of any Participant for any period after May 31, 2003; and”

EXECUTED this 31st day of May, 2003.

POLYONE CORPORATION

By:	/S/ KENNETH M. SMITH
Title: Vice President